Exhibit 21

SUBSIDIARIES OF REGISTRANT.

General Electric’s principal affiliates as of December 31, 2008, are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary.

AFFILIATES OF REGISTRANT INCLUDED IN REGISTRANT’S FINANCIAL STATEMENTS

	Percentage of voting securities directly or indirectly owned by registrant (1)	State or Country of incorporation or organization
Amersham Health Norge AS	100	Norway
Amersham plc	100	United Kingdom & Northern Ireland
Bently Nevada, LLC	100	Delaware
Cardinal Cogen, Inc.	100	Delaware
Caribe GE International of Puerto Rico, Inc.	100	Puerto Rico
Datex-Ohmeda, Inc.	100	Delaware
Everest VIT, Inc.	100	Delaware
GE Aviation Service Operation LLP	100	Singapore
GE Aviation Systems Group Limited	100	United Kingdom and Northern Ireland
GE Aviation Systems North America, Inc.	100	United States
GE Aviation U.K.	100	United Kingdom and Northern Ireland
GE Betz International Inc.	100	United States
GE Caledonian Limited	100	United Kingdom & Northern Ireland
GE Canada Company	100	Canada
GE Capital Global Financial Holdings, Inc.	100	United States
GE Capital UK Finance	100	United Kingdom & Northern Ireland
GE Drives & Controls, Inc.	100	Delaware
GE Druck Holdings Limited	100	United Kingdom & Northern Ireland
GE Energy Europe B.V.	100	Netherlands
GE Energy Holding SAS	100	France
GE Energy Netherlands, B.V.	100	Netherlands
GE Energy Parts, Inc.	100	Delaware
GE Energy Products France SNC	100	France
GE Energy Services, Inc.	100	Delaware
GE Engine Services - Dallas, LP	100	Delaware
GE Engine Services Distribution, LLC	100	Delaware
GE Engine Services UNC Holding I, Inc.	100	Delaware
GE Engine Services, Inc.	100	Delaware
GE Fanuc Automation Corporation	50	Delaware
GE Fanuc Intelligent Platforms, Inc.	55	Delaware
GE Fanuc Intelligent Platforms Embedded Systems, Inc.	100	Delaware
GE Financial Assurance Holdings, Inc.	100	United States
GE Financial Funding	100	Ireland
GE Financial Ireland	100	Ireland
GE Funding Finland KY	100	Finland
GE Gas Turbines (Greenville) L.L.C.	100	Delaware
GE Generators (Pensacola), L.L.C.	100	Delaware

	Percentage of voting securities directly or indirectly owned by registrant (1)	State or Country of incorporation or organization
GE Healthcare AS	100	Norway
GE Healthcare Bio-Sciences AB	100	Sweden
GE Healthcare European Holdings SARL	100	Luxembourg
GE Healthcare Finland Oy	100	Finland
GE Healthcare Ltd.	100	United Kingdom & Northern Ireland
GE Healthcare Norge AS	100	Norway
GE Healthcare USA Holding Inc.	100	United States
GE Holdings Luxembourg & Co. SARL	100	Luxembourg
GE Hungary Co. Ltd.	100	Hungary
GE Infrastructure Aviation Limited	100	United Kingdom & Northern Ireland
GE Infrastructure, Inc.	100	Delaware
GE Inspection and Repair Services Limited	100	United Kingdom & Northern Ireland
GE Ionics, Inc.	100	Massachusetts
GE Jenbacher GmbH	100	Austria
GE Jenbacher GmbH & Co OHG	100	Austria
GE Keppel Energy Services Pte. Ltd.	50	Singapore
GE Medical Holding Belgium SPRL	84	Belgium
GE Medical Systems Global Technology Company, LLC	100	Delaware
GE Medical Systems Information Technologies, Inc.	100	Wisconsin
GE Medical Systems Societe en Commandite Simple	100	France
GE Medical Systems, Inc.	100	Delaware
GE Medical Systems, LLC	100	Delaware
GE Medical Systems, Ultrasound & Primary Care Diagnostics, LLC	100	Delaware
GE Military Systems	100	Delaware
GE Money Servicing Limited	100	United Kingdom & Northern Ireland
GE Osmonics, Inc.	100	Minnesota
GE Pacific Holding Pte. Ltd	100	Singapore
GE Pacific Pte Ltd	100	Singapore
GE Packaged Power, Inc.	100	Delaware
GE Packaged Power, L.P.	100	Delaware
GE Security, Inc.	100	Delaware
GE Transportation Parts, LLC	100	Delaware
GE Transportation Systems Global Signaling, LLC	100	Delaware
GE UK Group Limited	100	United Kingdom & Northern Ireland
GE Water & Process Technologies Canada	100	Canada
GE Wind Energy, LLC	100	Delaware
GE Yokogawa Medical Systems Ltd.	100	Japan, Ryukyu Islands
GEA Parts, LLC	100	Delaware
GEA Products LP	100	Delaware
GEAE Technology, Inc.	100	Delaware
GEFH AS	100	Norway
GENE Holding LLC	100	Delaware
General Electric (Bermuda) Ltd.	100	Bermuda
General Electric Canada Company	100	Canada

	Percentage of voting securities directly or indirectly owned by registrant (1)	State or Country of incorporation or organization
General Electric Capital Corporation	100	Delaware
General Electric Capital Services, Inc.	100	Delaware
General Electric CGR Europe SAS	100	France
General Electric Europe Holdings C.V.	100	Netherlands
General Electric Finance Holding GmbH	100	Germany
General Electric Financing C.V.	100	Netherlands
General Electric International (Benelux) BV	100	Netherlands
General Electric International, Inc.	100	Delaware
General Electric Services (Bermuda) Ltd.	100	Bermuda
General Electric Services Luxembourgh SARL	100	Luxembourg
Granite Services, Inc.	100	Delaware
IDX Systems Corporation	100	Vermont
MRA Systems, Inc.	100	Delaware
NBC Universal, Inc.	80	Delaware
Nuclear Fuel Holding Co., Inc.	100	Delaware
Nuovo Pignone Holding, S.p.A.	99	Italy
Nuovo Pignone International SARL	100	Luxembourg
Nuovo Pignone S.p.A.	100	Italy
OEC Medical Systems, Inc.	100	Delaware
Panametrics Ltd.	100	Bermuda
PII Limited	100	United Kingdom & Northern Ireland
Reuter-Stokes, Inc.	100	Delaware
Unison Industries, LLC	100	Delaware
Vetco Gray U.K. Limited	100	United Kingdom & Northern Ireland
Viceroy, Inc.	100	Delaware
Vital Signs Holdings, LLC	100	United States
Whatman Limited	100	United Kingdom & Northern Ireland

(1)	With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in above percentages.